EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                          February 10, 2003
---------------------

VALSPAR REPORTS FIRST QUARTER RESULTS

MINNEAPOLIS, MINNESOTA - The Valspar Corporation (NYSE-VAL), a leading coatings manufacturer, today reported net income for the first quarter ended January 24, 2003 of $15,618,000, versus net income of $12,608,000 for the comparable period last year. Diluted earnings were $0.30 per share, up 20% from $0.25 per share last year. Sales for the quarter increased 8.8% to $468,971,000, compared to $431,040,000 a year ago.

Commenting on first quarter results and the outlook for the year, Richard M. Rompala, Chairman and Chief Executive Officer, said, "We have seen a continuation of the trends from last year, including soft demand in the industrial markets. Nevertheless, we achieved strong sales growth with market share gains in all of our product lines. We believe that our growth and cost initiatives will continue to augment our performance in this challenging business environment and that we remain on track to achieve 15% earnings growth in 2003."

Commenting on expectations for the second quarter, Mr. Rompala stated, "Political and economic uncertainties are clouding our short-term outlook. In the event of an outbreak of war such as we experienced in 1991, we would expect a temporary slowdown in sales and earnings momentum. Assuming a continuation of current business conditions, we expect diluted earnings for the second quarter of 2003 to be in the range of 70(cent) to 75(cent) per share, compared to 67(cent) per share in the comparable period a year ago."

Contact: Deborah D. Weiss, Vice President and Treasurer - The Valspar
         Corporation - 612/375-7302

Note: Valspar will host a conference call on Monday, February 10th at 10:00 AM CST. The call can be heard live over the Internet at Valspar's website at http://www.valspar.com under Investor Relations or at WWW.SHAREHOLDER.COM/VAL. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped replay of the call can also be accessed by dialing 800-475-6701 in the U.S. and 1-320-365-3844 outside the U.S., beginning at 12:00 Noon and using access code 672749.

           =========================================================

This press release contains certain "forward-looking" statements. These forward-looking statements are based on management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future significant acquisitions, including risks of adverse changes in the results of acquired businesses, risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; changes in the Company's relationships with customers and suppliers; unusual weather conditions that might adversely affect sales; changes in raw materials pricing and availability; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

                             THE VALSPAR CORPORATION
                        COMPARATIVE CONSOLIDATED EARNINGS
          For the Quarters Ended January 24, 2003 and January 25, 2002

(Dollars in thousands, except per share amounts)        (Unaudited)      (Unaudited)
====================================================================================
                                                           2003             2002
====================================================================================
NET SALES                                             $     468,971    $     431,040
COST OF SALES                                               325,323          299,340
OPERATING EXPENSES                                          106,501           98,160
------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                       37,147           33,540
INTEREST EXPENSE                                             11,817           12,224
OTHER EXPENSE/(INCOME), NET                                     140              476
------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                   25,190           20,840
INCOME TAXES                                                  9,572            8,232
------------------------------------------------------------------------------------
NET INCOME                                            $      15,618    $      12,608
====================================================================================
NET INCOME PER COMMON SHARE-BASIC                     $        0.31    $        0.25
NET INCOME PER COMMON SHARE-DILUTED                   $        0.30    $        0.25
====================================================================================
AVERAGE NUMBER OF SHARES O/S-BASIC                       50,205,519       49,547,786
AVERAGE NUMBER OF SHARES O/S-DILUTED                     51,558,029       50,986,521
====================================================================================

                             THE VALSPAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                        January 24,      October 25,      January 25,
(Dollars in thousands)                                     2003             2002             2002
=====================================================================================================
ASSETS                                                  (UNAUDITED)                       (UNAUDITED)
  CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                           $      26,967    $      22,715    $      23,343
  ACCOUNTS RECEIVABLE, NET                                  358,990          368,134          332,697
  INVENTORIES                                               218,746          200,645          201,229
  OTHER                                                     107,541          110,294          105,085
-----------------------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                      712,244          701,788          662,354
  GOODWILL, NET                                             946,476          938,759          937,049
  OTHER ASSETS, NET                                         381,938          376,530          366,373
  PROPERTY, PLANT & EQUIPMENT, NET                          402,919          402,475          387,829
-----------------------------------------------------------------------------------------------------
TOTAL ASSETS                                          $   2,443,577    $   2,419,552    $   2,353,605
=====================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
  NOTES PAYABLE TO BANKS                              $      55,607    $      40,579    $      61,900
  TRADE ACCOUNTS PAYABLE                                    184,459          197,047          166,431
  INCOME TAXES                                               32,965           20,998           28,142
  ACCRUED LIABILITIES                                       220,281          245,271          195,322
-----------------------------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                                 493,312          503,895          451,795
  LONG TERM DEBT                                            890,236          885,819        1,003,248
  DEFERRED LIABILITIES                                      300,273          292,585          233,076
  STOCKHOLDERS' EQUITY                                      759,756          737,253          665,486
-----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $   2,443,577    $   2,419,552    $   2,353,605
=====================================================================================================